                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            ROYAL APPLIANCE MFG. CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[Royal Appliance Logo]                                    [Dirt Devil Trademark]

                            ROYAL APPLIANCE MFG. CO.
                                CLEVELAND, OHIO

To Our Shareholders:

     You are cordially invited to attend the 2002 annual meeting of shareholders of Royal Appliance Mfg. Co. to be held at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on Thursday, April 25, 2002, at 3:00 p.m. local time. We are pleased to enclose the notice of our annual shareholders meeting, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend personally, please complete and mail the enclosed proxy card in the enclosed return envelope. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

     If you have any questions or need assistance in how to vote your shares, please call our proxy solicitor, Morrow & Co., Inc. at (212) 754-8000. Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

                                             Sincerely,

                                             Michael J. Merriman
                                             Chief Executive Officer

March 27, 2002

[Royal Appliance Logo]                                    [Dirt Devil Trademark]

                            ROYAL APPLIANCE MFG. CO.
                                CLEVELAND, OHIO

                     NOTICE OF ANNUAL SHAREHOLDERS MEETING
                           TO BE HELD APRIL 25, 2002

     The annual meeting of shareholders of Royal Appliance Mfg. Co., an Ohio corporation ("Company"), will be held on Thursday, April 25, 2002 at 3:00 p.m. local time, at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

     1. To elect three Class I Directors for a term expiring in 2004.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors of the Company for 2002.

     3. To transact such other business that is properly brought before the meeting.

     Only holders of the Common Shares of record on the books of the Company at the close of business on March 11, 2002 will be entitled to vote at the meeting.

     YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

                                             By Order of the Board of Directors

                                             Richard G. Vasek
                                             Secretary

Glenwillow, Ohio
March 27, 2002

      THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

     Proxies in the accompanying form are being solicited by the Board of Directors of the Company for use at the annual meeting of shareholders on Thursday, April 25, 2002, or at any adjournment thereof. The meeting will be held at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, at 3:00 p.m. local time. The Proxy Statement and the form of Proxy are being mailed to shareholders commencing on or about March 27, 2002.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

     Any shareholder who executes and returns a Proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of a Proxy.

RECORD DATE AND VOTING

     Shareholders of record at the close of business on March 11, 2002 (the "Record Date") are entitled to notice of and to vote at the meeting. Holders of the Common Shares of record as of the close of business on the Record Date, or their proxies, are entitled to one vote per Common Share. At the Record Date, 13,017,352 Common Shares of the Company were issued and outstanding.

     Proxies properly signed and returned to the Company, in blank or without voting instructions, will be voted "FOR" the three Director nominees named herein, and ratification of the appointment of PricewaterhouseCoopers LLP as auditors of the Company for 2002.

     The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained, and, consequently, will have no effect on the outcome of the vote.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. to aid in the solicitation of Proxies. The Company estimates that it will pay Morrow & Co., Inc. a fee of approximately $5,000 for its services, plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's next annual meeting of shareholders to be held in 2003 must be received by the Company no later than November 27, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes, each of whose members serve for a staggered two-year term. The Board is comprised of three Class I Directors and three Class II Directors. The current term of the Class I Directors ends upon the election of Class I Directors at this annual meeting. The term of the Class II Directors will end upon the election of Class II Directors at the 2003 annual meeting of shareholders.

     The Board of Directors has nominated Messrs. Kahl, Merriman and Rochon to stand for reelection as the Class I Directors for a two-year term. The two-year term will end upon the election of Class I Directors at the 2004 annual meeting of shareholders.

     At the annual meeting, the Common Shares represented by valid Proxies, unless otherwise specified, will be voted to reelect the Class I Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees.

                      NOMINEES FOR TERMS EXPIRING IN 2004

                                                                                       DIRECTOR
NAME OF NOMINEE                         AGE            PRINCIPAL OCCUPATION             SINCE
---------------                         ---   --------------------------------------   --------
Jack Kahl Jr..........................  61    Chief Executive Officer of Jack Kahl &     1995
                                              Associates, LLC
Michael J. Merriman...................  45    Chief Executive Officer and President      1993
                                              of the Company
John P. Rochon........................  50    Chairman of the Richmont Corporation       1995

     JACK KAHL JR. has served as a Director of the Company since September 1995. Mr. Kahl was Chief Executive Officer of Manco, Inc., a manufacturer of pressure sensitive tapes, home weatherization products and shipping supplies, from 1971 to 2000. He currently serves as CEO of Jack Kahl & Associates, LLC. Mr. Kahl is also a Director of American Greetings Company and Acorn Products, Inc.

     MICHAEL J. MERRIMAN has served as a Director of the Company since October 1993 and as Chief Executive Officer and President since 1995.

     JOHN P. ROCHON has served as a Director of the Company since September 1995. Mr. Rochon is Chairman of the Richmont Corporation, a merchant banking investment holding and trading company, since 1990, and was Chief Executive Officer of Mary Kay Holding Corporation from 1991 to 2001.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                                                                       DIRECTOR
           NAME OF NOMINEE             AGE            PRINCIPAL OCCUPATION              SINCE
           ---------------             ---            --------------------             --------
E. Patrick Nalley....................  82     Director of Invacare Corporation           1981
Joseph B. Richey II..................  64     President of Invacare Technologies         1994
R. Louis Schneeberger................  47     Chief Financial Officer of Cardinal        1991
                                              Commerce Corporation

     E. PATRICK NALLEY has served as a Director of the Company since the Company's formation in 1981. In 1992, Mr. Nalley retired from his positions as Executive Vice President of Sales and Assistant to the President of Invacare Corporation, a provider of home health care medical equipment. Mr. Nalley also serves as a Director of Invacare Corporation.

     JOSEPH B. RICHEY II has served as a Director of the Company since July 1994. Since 1992, Mr. Richey has been President -- Invacare Technologies and Senior Vice President -- Total Quality Management for Invacare Corp. Mr. Richey is also a Director of Invacare Corporation, Steris Corporation and Unique Mobility Inc.

     R. LOUIS SCHNEEBERGER has served as Chairman of the Board since July 1995 and as a Director of the Company since August 1991. Mr. Schneeberger has been the Executive Vice President and Chief Financial Officer for Cardinal Commerce Corporation, an early-stage development company involved in the authentication of internet-based transactions, since December 2000. From March 2000 until December 2000, Mr. Schneeberger served as Chief Financial Officer of Complient Corporation. Prior thereto he served 13 years as Chief Financial Officer and as a Director of Olympic Steel, Inc., a steel service center. Mr. Schneeberger also serves as a Trustee of the Achievement Centers for Children, serves on the Business Advisory Council for Kent State University and Enterprise Development Inc., an affiliate of Case Western Reserve University.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 2001. The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The Audit Committee and the Corporate Governance each held two meetings during 2001 while the Compensation Committee met once during 2001. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended at least 75% of the Board and applicable committee meetings held during 2001. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     Jack Kahl Jr., E. Patrick Nalley, and R. Louis Schneeberger are members of the Audit Committee. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls. The Board of Directors has adopted an Audit Committee Charter that was included as an exhibit in the 2000 proxy statement. The Board confirmed that all members of the Audit Committee are "independent" within the meaning of the New York Stock Exchange's new rules.

     E. Patrick Nalley, Joseph B. Richey II, and John P. Rochon are members of the Compensation Committee. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's stock option plans.

     Jack Kahl Jr., E. Patrick Nalley, Joseph B. Richey II, John P. Rochon, and
R. Louis Schneeberger are members of the Corporate Governance Committee. The functions of the Committee are to review and evaluate the performance of the Chief Executive Officer, changes or potential changes in corporate control, and all public policy issues affecting the Company. In addition, the Committee identifies and recommends to the Board of Directors candidates for membership on the Board of Directors and reviews and evaluates all shareholder proposals. Shareholders wishing to suggest nominees for election to the Board at the 2003 annual meeting may do so by providing written notice to the Company in care of Richard G. Vasek, Secretary, no later than November 27, 2002.

                             AUDIT COMMITTEE REPORT

     The following report of the Audit Committee describes the Committee's discussions with the Company's independent auditors and the Committee's review of the Company's audited financial statements.

     Management of the Company is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

     Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

     The report by the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

                                AUDIT COMMITTEE
                                R. Louis Schneeberger, Chairman
                                Jack Kahl Jr.
                                E. Patrick Nalley

                           COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company receives a director's fee in the amount of $16,000 per annum for up to four meetings, and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. An additional $4,000 is paid for attending board meetings, if any, in excess of four meetings in any one year and $2,000 is paid for attendance at any committee meeting held on a day other than a day of a Directors' meeting. Each non-employee Director received options to purchase 20,000 Common Shares upon joining the Board of Directors. In 1995, the non-employee Directors were granted options for an additional 30,000 Common Shares. In October 2001, two Directors were granted 20,000 options at the then current market price to replace expiring options. These options expire in ten years and vest 50% immediately with the remaining 50% vesting ratably over the next twelve months.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who, pursuant to SEC rules, had beneficial ownership of 5% or more of the Common Shares of the Company on March 11, 2002, based upon information furnished to the Company:

                 NAME AND ADDRESS                   SHARES AND NATURE OF       PERCENTAGE OF
               OF BENEFICIAL OWNERS                 BENEFICIAL OWNERSHIP       TOTAL SHARES
               --------------------                 --------------------    -------------------
Richmont Capital Partners I, L.P..................       2,969,900(1)              22.8%
2400 Dallas Parkway, Suite 230
Plano, Texas 75093

John P. Rochon....................................       2,991,400(2)              22.9%
2400 Dallas Parkway, Suite 230
Plano, Texas 75093

E. Patrick Nalley.................................       1,065,000(3)               8.2%
7005 Cochran Road
Glenwillow, Ohio 44139

Dimensional Fund Advisors.........................         987,900(4)               7.6%
1299 Ocean Avenue
Santa Monica, CA 90401

Kestrel Investment Management Corporation.........         797,800(5)               6.1%
411 Borel Avenue
San Mateo, CA 94402

---------------

(1) Based on a Form 4 dated March 7, 1996, filed with the Securities and Exchange Commission.

(2) Mr. Rochon is a general partner of Richmont Capital Partners I, L.P. Amount includes 2,969,900 shares owned by Richmont Capital Partners I L.P., 1,500 shares individually owned by Mr. Rochon, and 20,000 shares which can be acquired by the exercise of stock options.

(3) Based on a Form 4 dated September 30, 1997, filed with the Securities and Exchange Commission. Amount includes 45,000 which can be acquired by the exercise of stock options.

(4) Based on Schedule 13(G) dated January 30, 2002, filed with the Securities and Exchange Commission.

(5) Based on Schedule 13(G) dated February 14, 2001, filed with the Securities and Exchange Commission.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Common Shares beneficially owned by the Company's Directors, each of the named officers, and all the Directors and Executive Officers as a group as of March 11, 2002.

                                                                              PERCENT OF
NAME                                                          SHARES            TOTAL
----                                                         ---------        ----------
Jack Kahl Jr...............................................    140,000(1)         1.1%
Michael J. Merriman........................................    451,312(1)         3.4%
E. Patrick Nalley..........................................  1,065,000(1)(2)      8.2%
Joseph B. Richey II........................................    250,000(1)         1.9%
John P. Rochon.............................................  2,991,400(1)(3)     22.9%
R. Louis Schneeberger......................................     93,000(1)           *
Richard C. Farone..........................................     94,401(1)           *
Richard G. Vasek...........................................    120,855(1)           *
David M. Brickner..........................................     58,526(1)           *
T. Keith Moone.............................................          0              *
Directors and Executive Officers as a group (9 persons)....  5,264,494(4)        38.5(4)

---------------

* Less than 1%

(1) Includes shares which can be acquired by the exercise of stock options on or prior to sixty days following March 11, 2001 as follows: Mr. Kahl -- 20,000; Mr. Merriman -- 229,312; Mr. Nalley -- 45,000; Mr. Richey -- 50,000; Mr.
    Rochon -- 20,000; Mr. Schneeberger -- 45,000; Mr. Farone -- 92,040; Mr. Vasek -- 115,300; Mr. Brickner -- 53,000.

(2) Includes 1,000,000 shares held of record by Mr. Nalley as Trustee.

(3) Includes 2,969,900 shares beneficially owned by Richmont Capital Partners I, L.P. of which Mr. Rochon is a General Partner.

(4) Includes 669,652 shares exercisable within sixty days following March 11, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all
Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2001 and Form 5 and amendments thereto furnished to the Company with respect to 2001, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, directors and greater than 10% shareholders were timely made.

                        EXECUTIVE OFFICERS' COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services to the Company and its subsidiaries for the years ended December 31, 2001, 2000, and 1999, of those persons (the "Named Executive Officers") who served during 2001 as the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                       AWARDS
                                       --------------------------------   --------------------------------
                                                           OTHER ANNUAL     SECURITIES        LONG-TERM       ALL OTHER
                                       SALARY     BONUS    COMPENSATION     UNDERLYING      INCENTIVE PLAN   COMPENSATION
  NAME & PRINCIPAL POSITION     YEAR     ($)       ($)        ($)(3)      OPTIONS/SAR(#)      PAYOUTS($)        ($)(4)
  -------------------------     ----   -------   -------   ------------   ---------------   --------------   ------------
Michael J. Merriman             2001   400,000   435,339        0                   0             0             16,917
  Chief Executive Officer,      2000   400,000         0        0             120,000             0             33,230
  President and Director        1999   360,000   410,040        0             200,000             0             17,623

Richard Farone(1)               2001   195,834   170,503        0               5,000             0              9,043
  Executive Vice President --   2000   145,000         0        0              50,000             0             10,873
  Sales, Marketing &
  Engineering

Richard G. Vasek                2001   185,000   147,177        0                   0             0              7,764
  Chief Financial Officer       2000   175,000         0        0              25,000             0             12,327
  Vice President -- Finance     1999   143,333   120,686        0              70,000             0              7,741

David M. Brickner(1)            2001   135,000   143,751        0              10,000             0              5,551
  Vice President --             2000   128,500         0        0              15,000             0              5,240
  Manufacturing

T. Keith Moone(2)               2001   185,000   157,177        0                   0             0              8,850
  Vice President -- Sales       2000   180,000         0        0              15,000             0              7,889
                                1999   165,000   173,930        0              50,000             0              7,109

---------------

(1) Mr. Farone and Brickner became Named Executive Officers in 2000. Pursuant to SEC rules, no information regarding their compensation for years prior to their appointment as Named Executive Officers is required.

(2) Mr. Moone ceased to be an Officer of the Company effective February 15, 2002.

(3) Perquisites provided to each of the Named Executive Officers, if any, do not exceed the disclosure thresholds established under the Securities and Exchange Commission rules and are not included in this total.

(4) The amounts show in this column represents payments made to the Company's Defined Contribution Plans ("DCP") by the Company.

                           OPTION/SAR GRANTS IN 2001

     Shown below is information on grants of options or stock rights pursuant to the Company's compensation plans made in the year ended December 31, 2001, to the Named Executive Officers which are listed in the Summary Compensation Table.

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------    POTENTIAL REALIZABLE
                               NUMBER OF      % OF TOTAL                                VALUE AT ASSUMED
                              SECURITIES     OPTIONS/SAR                             ANNUAL RATES OF STOCK
                              UNDERLYING      GRANTED TO                             PRICE APPRECIATION FOR
                              OPTIONS/SAR     EMPLOYEES      EXERCISE                   OPTION TERM (2)
                                GRANTED       IN FISCAL       PRICE     EXPIRATION   ----------------------
            NAME                (#) (1)          YEAR         ($/SH)       DATE        5%($)       10%($)
            ----              -----------   --------------   --------   ----------   ---------   ----------
Michael J. Merriman.........         0           0.0%            --                       --           --
Richard C. Farone...........     5,000           1.6%         $5.05       6/12/11     15,880       40,242
Richard G. Vasek............         0           0.0%            --                       --           --
David M. Brickner...........    10,000           3.2%            --      10/12/11     65,970      105,047
T. Keith Moone..............         0           0.0%            --                       --           --

---------------

(1) The June options vest 33% on each anniversary of the grant date with full vesting occurring on the third anniversary date, assuming the executive officer remains employed by the Company. The October stock rights become 60% vested on the third anniversary from the date of grant and 80% vested on the fourth anniversary with full vesting occurring on the fifth anniversary date, assuming the executive officer remains employed by the Company. The Options and Rights expire in ten years from the date of grant, subject to earlier termination in certain events related to termination of employment. The Plans provide that in the event of a "change in control" of the Company, the Compensation Committee can cause all outstanding stock rights to be immediately exercisable and may accelerate the termination date of all such options. A "change in control" generally means the occurrence of (I) the acquisition by a person of 20% or more of the Company's Common Shares, (ii) the first purchase of shares pursuant to an exchange or tender offer, or
    (iii) shareholder approval of a merger in which the Company is not the surviving corporation or pursuant to which the Company's shares are converted into cash. See also "Change-in-Control Arrangements" herein.

(2) The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Using these rates, the total of potential realizable values for the named officers represents less than 1% of the gain that would be realized by all shareholders of the Company. Based on the number of shares outstanding and the market price on the June and October grant dates, the aggregate gain realized by the Company's shareholders assuming a 5% annual rate of stock appreciation for the option term would be in excess of $44 million and $35 million, respectively; a 10% annual rate of stock appreciation would result in a gain in excess of $112 million and $89 million, respectively.

                        AGGREGATED OPTION/SAR EXERCISES
                     IN 2001 AND YEAR-END OPTION/SAR VALUES

     Shown below is information with respect to the unexercised stock options and stock rights to receive the Company's Common Shares under the plans held by the Named Executive Officers at December 31, 2001.

                                                                                             VALUE OF UNEXERCISED
                                                              NUMBER OF SECURITIES               IN-THE-MONEY
                                                             UNDERLYING UNEXERCISED          OPTIONS/SAR AT FY-END
                                                            OPTIONS/SAR AT FY-END(#)                ($)(1)
                          SHARES ACQUIRED      VALUE      -----------------------------   ---------------------------
          NAME            ON EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----            ---------------   -----------   ------------   --------------   -----------   -------------
Michael J. Merriman.....      167,000             --        513,000         240,000         $39,200       $657,600
Richard C. Farone.......           --             --         78,040         124,000          59,075        270,080
Richard G. Vasek........           --             --        101,300          94,000          76,705        145,330
David M. Brickner.......           --             --         42,000          48,000          37,200        122,120
T. Keith Moone..........       33,600         58,800        106,400          45,000           9,800         89,550

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 2001, minus the exercise price.

              CHANGE-IN-CONTROL AND OTHER EMPLOYMENT ARRANGEMENTS

     Michael J. Merriman, President and Chief Executive Officer, and the Company entered into a new Employment Agreement effective as of March 14, 2002. Under the Agreement, Mr. Merriman is entitled to a base salary of $400,000 per year, and participates in the Company's annual management incentive plan ("MIP"). The term of the agreement is for one year, with automatic renewals unless one party gives notice of its intent not to renew the agreement. In the event of Mr. Merriman's termination without cause, termination due to death or disability, termination for "good reason" (as defined in the agreement), or if the Company gives notice of its intention not to renew the agreement (collectively, a "Triggering Termination"), Mr. Merriman is entitled to severance payments equal to: (a) three times the sum of his then current annual base salary and the average annual bonus based on the prior three years (paid in six semi-annual installments); (b) a prorated portion of his MIP award for the year in which the termination occurs, if applicable; (c) a lump sum severance payment determined annually by the Board (initially $1.5 million), (d) forgiveness of all amounts due from Mr. Merriman on his April 2001 $542,750 note payable to the Company, and (e) continuation of his insurance and other employee benefits for 36 months. If any of these payments or any other payments made by the Company would precipitate an excise tax as a "parachute payment" under Internal Revenue Code, Mr. Merriman shall be entitled to receive an amount equal to the amount of those excise taxes plus a tax "gross-up" payment. If a Triggering Termination occurs following a change-in-control (as defined in the Agreement), Mr. Merriman's severance payments will be paid in a lump sum. The agreement also contains a covenant by Mr. Merriman not to compete with the Company for up to 36 months following the termination of his employment. In the event of a Triggering Termination, any and all unvested stock options and phantom stock rights held by Mr. Merriman will fully vest.

     The Company has entered into Severance Agreements with the other three Named Executive Officers that are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Company. Each agreement only becomes operative upon a "Change in Control" as defined in the Agreements. After a Change in Control, if, during the three-year period commencing with the Change in Control, the executive's employment is terminated for reasons other than "cause" (as defined in the Agreement), death or disability, or the executive terminates his employment for "good reason" (as defined in the Agreement), under their respective agreements, the executive shall be entitled to receive a severance amount equal to three times of his then base salary. The Company may make an additional payment to reimburse such individuals for excise tax payments, if any, triggered by the foregoing severance payments. All options and stock rights held by the executives with respect to the Company's common stock will become immediately exercisable upon the date of termination of employment and remain exercisable for a period of up to three years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     It is the responsibility of the Compensation Committee to set policy for administering the Company's executive compensation plans and to make recommendations to the Board as appropriate. These plans for Executive Officers include base salaries, incentive compensation, stock options, and any other forms of remuneration.

     The Committee annually reviews in detail all aspects of compensation for the Chief Executive Officer and other executive officers. If the Committee believes that a particular situation warrants outside professional input, the Committee may retain the services of a qualified compensation consulting firm to assist it in the performance of its duties. The Committee has retained the services of PricewaterhouseCoopers LLP to provide analysis to the Committee with respect to the reasonableness of total compensation to officers of the Company, taking into account how the executive compensation of the Company compares to that of executives for its industry peer group (companies included in the Dow Jones Home Construction and Furnishings Index), as well as to that of other public companies of similar size. The Committee also reviews executive compensation surveys and other data in determining compensation policies.

     Cash compensation is provided to officers through a combination of base salaries and incentive bonus awards under the Company's Management Incentive Plan (MIP). Based upon the Committee's analysis, base salaries are fixed at levels below or above the average competitive amounts paid to other executives in similar sized public companies and below those of companies included in the Dow Jones Home Construction and Furnishings Index. Individual salaries may vary somewhat below or above the average, based upon the individual's performance and contribution to Company success, tenure on the job, and specific industry skill. The MIP is highly leveraged such that the higher actual earnings before taxes, interest, depreciation and amortization are above the minimum thresholds, the higher the MIP award is as a percentage of base salary. At the beginning of each year, the Compensation Committee sets the MIP award percentages and the current year's minimum earnings thresholds that serve as the baseline for determining any payout under the MIP. For 2001, the Company exceeded the earnings threshold, therefore MIP bonuses were paid to the Executive Officers. The Board also determined to grant additional bonuses to certain Executive Officers for product quality improvements.

     The Company has designed its compensation program for officers to provide a strong and direct link between Company performance and executive pay. Each component of executive compensation is evaluated so that, in combination, highly talented executives can be attracted, retained and motivated to consistently improve the financial performance of the Company.

     Mr. Merriman, Chief Executive Officer, participates in the same compensation programs provided to the other executive officers. The Committee based the 2001 compensation of Mr. Merriman on the policies and procedures described above. Mr. Merriman's base salary was fixed below the average competitive amounts paid to other Chief Executive Officers of similar sized public companies and those of companies included in the Dow Jones Home Construction and Furnishings Index.

     Annually, the Committee considers the desirability of granting longer-term incentive awards to the Company's officers under the Company's Stock Option and Stock Rights Plans. The Committee granted stock options and rights to certain Executive Officers during 2001. The option grants will vest 33 1/3% per anniversary date, with full vesting occurring on the third anniversary date, and the stock rights will vest 60% on the third anniversary and in cumulative 20% installments, thereafter, with full vesting occurring on the fifth anniversary date. The stock rights provide for settlement, once exercised, in the Company Stock thus providing an incentive to these officers and creating a direct link between the Company's stock performance and executive compensation.

                                COMPENSATION COMMITTEE
                                Joseph B. Richey II, Chairman
                                E. Patrick Nalley
                                John P. Rochon

     SHAREHOLDER RETURN PERFORMANCE PRESENTATION. Set forth below is a line graph comparing the yearly cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Dow Jones US Total Market Index and the Dow Jones Home Construction and Furnishings Index for the five-year period ended December 31, 2001.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                Among Royal Appliance Mfg. Co., Dow Jones Equity
        Market Index & Dow Jones Home Construction and Furnishings Index
                        Fiscal Years Ending December 31

                                      GRAPH

                                                 1997           1998         1999           2000           2001
- - - -   Royal Appliance Mfg. Co.               100             56           68             60             75
---------------------------------------------------------------------------------------------------------------
          Dow Jones US Total Market
--         Index                                 100            125          153            139            122
---------------------------------------------------------------------------------------------------------------
          D.J. Home Construction and
--  --     Furnishings Index                     100            108           88             94            124
---------------------------------------------------------------------------------------------------------------

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

     During the year 2001, PricewaterhouseCoopers LLP provided various audit, and non-audit services to the Company as follows:

     a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's year ended December 31, 2001 annual financial statements and review of financial statements in the Company's Form 10Q Reports. $110,590.

     b) Financial Information Systems Design and Implementation Fees: $1,793,703

     c) All Other Fees: Principally information technology consulting: $485,592

     The Audit Committee of the Board has considered whether the services described in sections (b) and (c) above are compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

     Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the April 25, 2002 Annual Meeting, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 2002.

     If the Board's appointment is not ratified, or if PricewaterhouseCoopers LLP declines to act or becomes incapable of action, or if their appointment is discontinued, the Board will appoint other independent auditors whose continued appointment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

     PricewaterhouseCoopers LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

     The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PricewaterhouseCoopers LLP unless a contrary choice is indicated.

     The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees are unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                             FINANCIAL INFORMATION

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THE SECRETARY, ROYAL APPLIANCE MFG. CO., 7005 COCHRAN ROAD, GLENWILLOW, OHIO 44139, A COPY OF THE COMPANY'S 2001 ANNUAL REPORT OR FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

March 27, 2002

                            ROYAL APPLIANCE MFG. CO.

                  NOTICE:  2002 ANNUAL MEETING OF SHAREHOLDERS

The 2002 Annual Meeting of Shareholders of Royal Appliance Mfg. Co. will be held on Thursday, April 25, 2002 at 3:00 p.m. at The Forum Conference Center,
One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio.

                               [DIRT DEVIL LOGO]

                          YOUR VOTE IS VERY IMPORTANT

Please sign, date and return your proxy/voting instruction card below. Detach and return the card in the envelope provided.

                                  DETACH CARD
--------------------------------------------------------------------------------

ROYAL APPLIANCE MFG. CO.

The undersigned hereby appoints Michael J. Merriman and R. Louis Schneeberger, with full power of substitution, as proxy to vote the Common Shares of Royal Appliance Mfg. Co. owned by the undersigned at the annual meeting of shareholders to be held April 25, 2002, at The Forum Conference Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, at 3:00 p.m. local time, and at any adjournment thereof, upon all business that may properly come before the meeting, including the business identified and in the manner indicated on this Proxy and described in the Proxy Statement furnished herewith.

            THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL ITEMS.

    1. ELECTION OF DIRECTORS                               WITHHOLD AUTHORITY         [ ]
       FOR all nominees listed below         [ ]           to vote for all nominees listed below
       (except as indicated to the contrary below)

                Michael J. Merriman, Jack Kahl, Jr., John P. Rochon

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS VOTING FOR ALL ITEMS. SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL ITEMS.

                                                     Dated................, 2002

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     Please sign exactly as
                                                     name(s) appear on this
                                                     proxy. If joint account,
                                                     each joint owner should
                                                     sign. If signing for a
                                                     corporation or partnership
                                                     or as agent, attorney, or
                                                     fiduciary indicate the
                                                     capacity in which you are
                                                     signing.

 PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO
        NATIONAL CITY BANK, P.O. BOX 92301, CLEVELAND, OHIO 44197-1200.